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                                                               EXHIBIT (a)(1)(G)



Delta Election Confirmation (No) - SkyShares         EXECUTIVE AND EQUITY PLAN SERVICES
--------------------------------------------         1600 MERRILL LYNCH DRIVE
                                                     MAIL STOP 06-02 OCA
                                                     PENNINGTON, NEW JERSEY 08534




[MERRILL LYNCH LOGO]




<DATE>


<Optionee Name>
<Address>
<City, State, ZIP>



Dear <Optionee Name>:

You have recently withdrawn your election to participate in the Delta Air Lines Stock Option Exchange Program. Your existing stock options under the DeltaShare Stock Option Plan or the Pilots Stock Option Plan will retain their original terms and conditions.

If you have any questions, please contact a Merrill Lynch representative at 1-888-335-8218. For calls outside of the U.S., Canada or Puerto Rico, please contact a Merrill Lynch representative 1-609-818-8834.



Sincerely,



Merrill Lynch Executive and Equity Plan Services